As filed with the Securities and Exchange Commission on September 30, 1998.
                                                          File No. 333-________
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                         BOSTON SCIENTIFIC CORPORATION
             (Exact name of Registrant as specified in its charter)
          DELAWARE                                              04-2695240
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                          Identification No.)
                          ONE BOSTON SCIENTIFIC PLACE
                        NATICK, MASSACHUSETTS 01760-1537
                                 (508) 650-8000
   (Address and telephone number of registrant's principal executive offices)
                        --------------------------------

                                PAUL W. SANDMAN
             Senior Vice President, Secretary and General Counsel
                         BOSTON SCIENTIFIC CORPORATION
                          One Boston Scientific Place
                        Natick, Massachusetts 01760-1537
                                  508-650-8000
           (Name, address and telephone number of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this Registration Statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
    Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
    Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
===============================================================================================
                                          Proposed Maximum  Proposed Maximum
Title of Securities       Amount to       Offering Price    Aggregate         Amount of
to be Registered          be Registered   Per Share*        Offering Price*   Registration Fee
-----------------------------------------------------------------------------------------------
Common Stock
Par Value $.01 per share      324,230         $53.25         $17,265,247.50      $5,094
-----------------------------------------------------------------------------------------------

        * Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c), based on the offering of up to 324,230 shares at a purchase price of $53.25 per share, which is the average of the high and low prices reported on the New York Stock Exchange on September 28, 1998. It is not known how many shares will be purchased under this Registration Statement or at what price such shares will be purchased.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                Subject to Completion, dated September 30, 1998
                              P R O S P E C T U S
                         BOSTON SCIENTIFIC CORPORATION

                               324,230 Shares of
                          Common Stock, $.01 Par Value
                 being offered for sale by Selling Stockholders

     This Prospectus ("Prospectus") of Boston Scientific Corporation, a Delaware corporation (the "Company" or "Boston Scientific"), relates to 324,230 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), being offered for resale from time to time by certain stockholders of the Company (the "Selling Stockholders"), for their respective accounts, and any additional shares of Common Stock issued to the Selling Stockholders with respect to such shares in connection with any stock split or stock dividend (collectively, the "Shares"). See "Selling Stockholders." On August 27, 1998, the Company's Board of Directors declared a stock dividend of one additional share of Common Stock for each share of Common Stock outstanding on a specific record date, expected to be November 13, 1998, subject to the approval by the stockholders of the Company of an amendment to the Company's Second Restated Certificate of Incorporation providing for an increase in the authorized capital of the Company. The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. The Common Stock is traded on the New York Stock Exchange under the symbol BSX. It is expected that the Shares will be sold at the public market price of the Common Stock on the date of sale. On September 28, 1998, the last reported sale price of the Common Stock on the New York Stock Exchange was $53.00 per share. The Company's principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760, and its telephone number at that location is (508) 650-8000.

     Pursuant to a Registration Rights Agreement between the Company and the Selling Stockholders, the Company has agreed to pay all of the expenses, estimated to be $20,000, incident to the registration of the Shares to the public hereunder (other than filing fees required to be paid to the National Association of Securities Dealers, Inc., commissions, fees and discounts of underwriters, brokers, dealers, agents and the Selling Stockholders' attorney's fees). The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholders in return, have agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act.

     All or a portion of the Shares may be disposed of by the Selling Stockholders hereunder from time to time in one or a combination of the following transactions: (a) transactions (which may involve crosses or block transactions) on the New York Stock Exchange, or otherwise (including the writing of options and settlement of short sales), at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or
(b) privately negotiated transactions at negotiated prices, including underwritten offerings. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or by selling the shares to or through underwriters, brokers or dealers, and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholders and the underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act. The commissions paid or discounts allowed to any of the underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares, if any of the underwriters, brokers, dealers or agents should purchase any Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution."

     Certain of the underwriters, brokers, dealers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

-------------------------------------------------------------------------------
                               Underwriting Discounts       Proceeds to Selling
             Price to Public      and Commissions              Stockholder (3)
-------------------------------------------------------------------------------
Per Share          (l)                (1)(2)                      (1)(2)
-------------------------------------------------------------------------------
Total              (1)                (1)(2)                      (1)(2)
-------------------------------------------------------------------------------

(1) The Selling Stockholders may from time to time effect the sale of the Shares at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. See "Plan of Distribution" and "Selling Stockholders."

(2) The Company has agreed to prepare and file this Prospectus and the related Registration Statement and supplements and amendments thereto required by the Securities Act with the Securities and Exchange Commission, and to deliver copies of the Prospectus to the Selling Stockholders. The expenses so incurred, estimated at $20,000, will be borne by the Company. The Selling Stockholders and any broker-dealers, agents or underwriters who participate in a sale of the Shares may be deemed "underwriters" within the meaning of the Securities Act, and any commissions paid or discounts allowed to, and any profits received on resale of the Shares by, any of them may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution." The Company will not be responsible for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby, which expenses will be borne by the Selling Stockholders.

(3) The total estimated expenses in connection with the issuance and distribution of the securities being registered, other than any possible underwriting compensation, are $20,000. See "Other Expenses of Issuance and Distribution."


              The date of this Prospectus is ______________, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: Citicorp, 500 W. Madison, Suite 1400, Chicago, Illinois 60611 and Seven World Trade Center, 13th Floor, New York, NY 10048. The public may obtain information on the operation of the public reference facilities of the Commission by calling the Commission at 1-800-SEC-0330. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding the Company, can be obtained from the Commission's site on the World Wide Web at http://www.sec.gov. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with the Commission with respect to the Common Stock being offered pursuant to this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to the Company and the Common Stock being offered pursuant to this Prospectus, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

     Upon oral or written request, the Company will provide without charge to each person to whom a copy of this Prospectus has been delivered a copy of any information that was incorporated by reference in the Prospectus (other than exhibits to documents, unless such exhibits are specifically incorporated by reference into the Prospectus). The Company will also provide upon specific request, without charge to each person to whom a copy of this Prospectus has been delivered, a copy of all documents filed from time to time by the Company with the Commission pursuant to the Exchange Act. Requests for such copies should be directed to Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537 Attention: Investor Relations. Telephone requests may be directed to (508) 650-8000. In addition, the Company's 1997 Annual Report may be viewed on-line at the Company's site on the worldwide web at www.bsci.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-11083) are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     2. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998.

     3. The Company's Current Reports on Form 8-K filed with the Commission on March 31, 1998, June 18, 1998, September 10, 1998 and September 25, 1998.

     4. The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on April 3, 1992, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                              CAUTIONARY STATEMENT

     This Prospectus and the documents incorporated herein by reference contain forward-looking statements. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protections of the safe harbor with respect to all forward-looking statements. A reader of this Prospectus and the documents incorporated herein by reference should consider: (a) the Company's ability to obtain benefits from the acquisition of Schneider Worldwide, formerly a member of the Medical Technologies Group of Pfizer, Inc. (the "Schneider Acquisition"); (b) the process, outlays and plan for the integration of businesses acquired by the Company, and the successful and timely implementation of the plan; (c) the impact of successful implementation of the Company's supply chain initiatives on timely reduction in inventory levels; (d) the potential impacts of continued consolidation among healthcare providers, trends towards managed care and economically motivated buyers, healthcare cost containment, more stringent regulatory requirements and more vigorous enforcement activities; (e) the Company's belief that it is well positioned to take advantage of opportunities for growth that exist in the markets it serves; (f) the Company's continued commitment to refine existing products and procedures and to develop new technologies that provide simpler, less traumatic, less costly and more efficient diagnosis and treatment; (g) risks associated with international operations; (h) the potential effect of foreign currency fluctuations on revenues, expenses and resulting margins and the trend toward increasing sales and expenses denominated in foreign currencies; (i) increases in the Company's effective tax rate in the second half of 1998 and thereafter; (j) the ability of the Company to manage accounts receivable and inventory levels and mix and to react effectively to the changing managed care environment; (k) the ability of the Company to meet its projected cash needs; (l) the ability of the global information systems to improve supply chain management; (m) costs and risks associated with implementing Year 2000 compliance and business process reengineering; (n) the Company's expectation that the launch of a coronary stent in the U.S. and Japanese markets and the additional investments in infrastructure will enhance its future competitive position; (o) the ability of additional investments in technological alliances to enhance the Company's competitive position in the future; (p) the ability to realize improved long-term returns on the Company's investments with a direct selling presence in emerging markets; (q) the short-term borrowings incurred to finance the Schneider Acquisition and the ability of the Company to obtain more permanent financing to refinance the Schneider Acquisition; and (r) the impact of patent, product liability and other litigation, and the adequacy of the Company's product liability insurance. Several important factors, in addition to the specific factors discussed in connection with each forward-looking statement contained herein and in the documents incorporated herein by reference, could affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements contained herein and in the documents incorporated herein by reference. Such additional factors include, among other things, future economic, competitive and regulatory conditions, demographic trends, financial market conditions and future business decisions of Boston Scientific and its competitors, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Boston Scientific. Therefore, the Company wishes to caution each reader of this Prospectus and the documents incorporated herein by reference to consider carefully these factors as well as the specific factors discussed with each forward-looking statement and as disclosed in the Company's filings with the Securities and Exchange Commission as such factors, in some cases, have affected, and in the future (together with other factors) could affect, the ability of the Company to implement its business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein and in the documents incorporated herein by reference.

                           THE COMPANY AND THE MERGER

     Boston Scientific Corporation. Boston Scientific Corporation (the "Company") is a worldwide developer, manufacturer and marketer of minimally invasive medical devices. Medical professionals use the Company's products in a broad range of interventional medical specialties, including cardiology, gastroenterology, neuro-endovascular therapy, pulmonary medicine, radiology, urology and vascular surgery. The Company's products are generally inserted into the human body through natural openings or small incisions in the skin and can be guided to most areas of the anatomy to diagnose and treat a wide range of medical problems. These products provide effective alternatives to traditional surgery by reducing procedural trauma, complexity, risk to the patient, cost and recovery time. The executive office and mailing address of Boston Scientific Corporation is located at One Boston Scientific Place, Natick, Massachusetts 01760-1537. Telephone inquiries may be directed to (508) 650-8000.

     The Merger. The Company's growth has been bolstered over the past years by several strategic acquisitions and allegiances. On June 30, 1998, the Company completed its acquisition of all of the outstanding capital stock of CardioGene Therapeutics, Inc., a development stage company focused on the application of gene therapy for treatment of cardiovascular diseases. Pursuant to the Agreement and Plan of Merger dated as of June 30, 1998 (the "Agreement and Plan of Merger"), CardioGene was merged with and into the CG Acquisition Co., a wholly owned subsidiary of the Company (the "Merger"). The Merger became effective as of June 30, 1998 upon the filing of a Certificate of Merger with the Office of the Secretary of State of the State of Delaware. The directors of CG Acquisition Co. immediately prior to the effective time of the merger became the initial directors of the surviving corporation, which is continued to be named CardioGene Therapeutics, Inc. All of the outstanding shares of capital stock and options to purchase shares of capital stock of the CardioGene were converted into the right to receive 324,230 shares of the Company's Common Stock which were issued by the Company on June 30, 1998. In connection with the Merger, the Company entered into a Registration Rights Agreement, dated as of June 30, 1998 (the "Registration Rights Agreement"), pursuant to which the Company agreed to register those shares of the Company's Common Stock issued to the Selling Stockholders as consideration in the Merger. The Shares to be sold by the Selling Stockholders hereunder were initially issued as consideration in the Merger.

                              SELLING STOCKHOLDERS

     The term "Selling Stockholders" includes the holders listed below and the beneficial owners of the Shares and their transferees, pledgees, donees and other successors in interest (other than purchasers of the Shares pursuant to this Prospectus).

     On August 27, 1998, the Company announced that its Board of Directors approved a two-for-one stock split (the "Stock Split"), to be effected in the form of a stock dividend. The Stock Split is contingent on stockholder approval of an amendment to the Company's Second Restated Certificate of Incorporation that would increase the Company's total number of authorized shares to 650,000,000. The Company will seek approval of the proposed charter amendment at a Special Meeting of Stockholders to be held on November 4, 1998. Subject to stockholder approval of the charter amendment, the Company expects the record date of the Stock Split to be on or about November 13, 1998 with a payment date in late November 1998. The information provided in the following table does not reflect additional shares issuable to effect the proposed Stock Split.

     The information provided in the table below with respect to each Selling Stockholder has been obtained from such Selling Stockholder. Except as otherwise disclosed below, none of the Selling Stockholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates. Because the Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them, no estimate can be given as to the number of shares of Common Stock that will be beneficially owned by the Selling Stockholders after this Registration Statement is declared effective. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided to the Company the information regarding the shares of Common Stock beneficially owned by them, all or a portion of the shares of Common Stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.

     The following table sets forth certain information regarding the beneficial ownership of the Shares by the Selling Stockholders as of September 15, 1998 and as adjusted to reflect the sale of all of the Common Stock offered hereby by the Selling Stockholders. Each of the Selling Stockholders listed below received their shares in the Merger pursuant to the Agreement and Plan of Merger. After the sale or other disposition of all of the shares of Common Stock listed below, none of the Selling Stockholders will hold any shares of Common Stock. None of the Selling Stockholders owns 1% or more of the outstanding Common Stock. As of September 15, 1998, there were approximately
196.4 million shares of the Common Stock issued and outstanding.

                                           Shares Beneficially
              Name of Selling                 Owned Prior to          Shares
                Stockholders                   Offering (1)           Offered
Elizabeth Nabel, M.D. &                          141,435              141,435
Gary Nabel, M.D., Ph.D.
385 Meadow Creek Drive
Ann Arbor, MI  48105

Jeffrey M. Leiden, M.D.                          94,290                94,290
51 Crescent Drive
Glenco, IL  60022

Martin D. Cleary                                 35,847                35,847
26 West Shore Drive
Pennington, NJ  08534

University of Michigan, a constitutional         32,437                32,437
corporation of the State of Michigan
    The University of Michigan
    Technology Management Office
    Wolverine Tower, Room 2071
    3003 South State Street
    Ann Arbor, MI  48109-1330
    Attn:  Micheal A. Kope

Michael S. Parmacek, M.D.                         8,907                 8,907
228 Broughton Lane
Villanova, PA  19085

Arch Development Corporation, an Illinois         6,789                 6,789
not-for-profit corporation
    The University of Chicago
    1101 East 58th Street
    Chicago, IL  60637
    Attn:  Andrew Scott

WS Investments 1997B, a general                   4,073                 4,073
partnership(2)
    Wilson Sonsini Goodrich & Rosati
    650 Page Mill Road
    Palo Alto, CA  94304-1050
    Attn:  Mario M. Rosati, Esq.

Mario M. Rosati, Esq.                               452                   452
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA  94304-1050

===============================================================================
Total:                                         324, 230               324,230

(1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable.

(2) WS Investments 1997B has indicated its intent to make a distribution of some or all of the shares of Common Stock received by it in the Merger to its partners. No partner would receive more than 500 shares of Common Stock in any such distribution.


                              PLAN OF DISTRIBUTION

     The Shares offered hereby by the Selling Stockholders may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest (other than purchasers of the Shares pursuant to this Prospectus), as a principal or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions on the New York Stock Exchange (which may involve crosses or block transactions), in special offerings, in negotiated transactions, or otherwise. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the Selling Stockholders or by agreement between the Selling Stockholders and underwriters, brokers, dealers or agents, or purchasers. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or by selling shares to or through underwriters, brokers or dealers and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholders and any underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of
Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any of such underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act.

     In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to the Prospectus. A Selling Stockholder also may pledge the Shares as collateral for margin accounts and the Shares may be resold pursuant to the terms of such accounts.

     The Company will pay all of the expenses incident to the registration of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers, agents and the Selling Stockholders' attorney's fees. The Company has agreed to indemnify the Selling Stockholders and controlling persons of the Selling Stockholders (within the meaning of the Securities Act) against certain liabilities, including liabilities under the Securities Act. Those Selling Stockholders, in return, have agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act. The registration of these shares is being made in accordance with the Agreement and Plan of Merger and the Registration Rights Agreement. Each of the Selling Stockholders (or a predecessor in interest) is a party to the Registration Rights Agreement.

     If all or a portion of the Shares are to be offered through an underwritten offering, the terms of such underwritten offering, including the public offering price, the names of the underwriters and the compensation, if any, of such underwriters, will be set forth in an accompanying Prospectus Supplement.

     Until the distribution of the Shares is completed, rules of the Commission may limit the ability of any underwriters and any other person participating in the distribution of the Shares to bid for and purchase the Common Stock. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If any underwriters create a short position in the Shares in connection with the offering, selling more Shares than are set forth on the cover page of this Prospectus, the underwriters may reduce that short position by purchasing shares of Common Stock in the open market. Purchases of the Common Stock for the purpose of stabilization or to reduce a short position could cause the price of the Common Stock to be higher than it might be in the absence of such purchases. In addition, rules of the Commission may limit the timing of purchases and sales of shares of Common Stock by the Selling Stockholders and any other such person. All of the foregoing may limit the marketability of the Shares and the ability of any underwriter, broker, dealer or agent to engage in market making activities.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders.

                                 LEGAL MATTERS

     The validity of the Common Stock being offered hereby has been passed upon for the Company by Lawrence J. Knopf, Esq., the Vice President, Assistant Secretary and Assistant General Counsel of the Company.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of the Company incorporated by reference and included, respectively, in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, incorporated by reference and included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been incorporated herein by reference in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

---------------------------------------     -----------------------------------
No dealer, sales person, or any other
person has been authorized to give
any information or to make any
representation not contained or
incorporated by reference in
this Prospectus in connection with
the offering made hereby, and,
if given or made, such information or 			324,230 SHARES
representation must not be relied
upon as having been authorized by the
Company, the Selling Shareholders
or any broker, dealer, agent or
Underwriter. This Prospectus does
not constitute an offer to sell or a
solicitation of an offer to buy any
securities other than the shares of
Common Stock to which it relates or an
offer to sell, or a solicitation of                   BOSTON SCIENTIFIC
an offer to buy any of the securities
offered hereby in any jurisdiction                       CORPORATION
where, or to any person to whom,
such an offer or solicitation 				 COMMON STOCK
would be unlawful. Neither the
delivery of this Prospectus nor any
sale made hereunder shall, under any
circumstances, create an implication
that there has been no change in the
affairs of the Company since, or that
information contained herein is correct
as of any time subsequent to, the date
hereof or the date as of which information is set forth herein.


                                            -----------------------------------
                                                       PROSPECTUS

                                                    _________   , 1998
                                            -----------------------------------

                  TABLE OF CONTENTS
                              Page
Available Information......     4

Incorporation of Certain
Documents by Reference.....     4

Cautionary Statement.......     5

The Company and the Merger.     6

Selling Stockholders.......     6

Plan of Distribution.......     8

Use of Proceeds............     9

Legal Matters..............     9

Experts....................     9

---------------------------------------     -----------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

               SEC Registration Fee.......................        $5,094
               Legal Fees and Expenses....................        $5,000
               Accounting Fees and Expenses...............        $5,000
               Printing Fees and Expenses.................        $2,500
               Miscellaneous..............................        $2,406
               Total......................................       $20,000

     All of the costs identified above will be paid by the Company. Except for the SEC registration fee, all amounts are estimates.

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of the State of Delaware contains, in Section 145, provisions relating to the indemnification of officers and directors.
Article VI of the bylaws of the Company contains provisions requiring indemnification by the Company of its directors and officers to the full extent permitted by law. These provisions extend to expenses reasonably incurred by the director or officer in defense or settlement of any such action or proceeding.

     The board of directors of the Company has general authority to indemnify any officer or director against losses arising out of his or her service as such, unless prohibited by law. The Company carries insurance to cover potential costs of the foregoing indemnification of the Company's officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. EXHIBITS.

        Exhibit    Description
         4.1       Second Restated Certificate of Incorporation of the
                   Company, incorporated by reference to Exhibit
                   3.1 to the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1993 (File No. 1-11083)

         4.2	      Certificate of Amendment of the Second Restated Certificate
                   of Incorporation of the Registrant, incorporated by
		                 reference to Exhibit 3.2 to the Annual Report on Form 10-K
	                  of the Registrant for the year ended December 31, 1994
		                 (File No. 1-11083).

         4.3 Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 33-46980).

         4.4 Specimen certificate representing Boston Scientific Common Stock, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of the Company (Reg. No. 33-46980).

         5 Legal Opinion of Lawrence J. Knopf, Esq., Vice President, Assistant Secretary and Assistant General Counsel of the Company.

         23.1      Consent of Lawrence J. Knopf, Esq. (included in Exhibit 5).

         23.2      Consent of Ernst & Young LLP, independent auditors.

         24        Power of Attorney (included in Signature Page).


Item 17. UNDERTAKINGS.

     (A) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (C)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (D) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Boston Scientific Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Natick, Commonwealth of Massachusetts, on the 30th day of September, 1998.

                        BOSTON SCIENTIFIC CORPORATION


                        By     /s/ Lawrence C. Best
                           ------------------------
                           Lawrence C. Best
                           Senior Vice President-Finance and Administration and Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul W. Sandman and Lawrence J. Knopf, and each of them, his true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the power of attorney set forth above have been signed below by the following persons in the capacities indicated on the 30th day of September, 1998.


                Signature                             Title


/s/  John E. Abele                         Director, Founder Chairman
-------------------------------
John E. Abele


/s/  Charles J. Aschauer, Jr.              Director
-------------------------------
Charles J. Aschauer, Jr.


/s/  Randall F. Bellows                    Director
-------------------------------
Randall F. Bellows


/s/  Lawrence C. Best                      Senior Vice President - Finance
-------------------------------            and Administration and Chief
Lawrence C. Best                           Financial Officer (Principal
                                           Financial and Accounting
                                           Officer)


/s/  Joseph A. Ciffolillo                  Director
-------------------------------
Joseph A. Ciffolillo

/s/  Joel L.Fleishman                      Director
-------------------------------
Joel L. Fleishman


/s/  Lawrence L. Horsch                    Director
-------------------------------
Lawrence L. Horsch


/s/  N.J. Nicholas, Jr.                    Director
-------------------------------
N.J. Nicholas, Jr.


/s/  Pete M. Nicholas                      Director, Founder, Chief
-------------------------------            Executive Officer and Chairman
Pete M. Nicholas                           of the Board
                                           (Principal Executive Officer)


/s/  Dale A. Spencer                       Director
-------------------------------
Dale A. Spencer